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                                                                   EXHIBIT 10.58
                                                                   -------------



                                            January 19, 1998



Mark Libratore, President
LIBERTY MEDICAL SUPPLY, INC.
3595 S.W. Corporate Parkway
Martin Downs Business Park
Palm City, FL 34990

                           Re:  Amendment of Employment Agreement
                                ---------------------------------

Dear Mark,

This letter agreement serves to further amend the employment agreement dated as of August 30, 1996, by and between you and PolyMedica Corporation (the "Company"), as amended by certain Amendment No. 1 to Employment Agreement dated as of March 26, 1997 (together, the "Employment Agreement").

1. SALARY. The Base Salary, as defined in Section 3.1. of the Employment Agreement, shall be increased to $225,000 effective April 1, 1998.

2. BONUS. Bonus Payments, as defined in Section 3.2 of the Employment Agreement, shall be as follows: (a) PolyMedica will pay to you in early April, 1998, a bonus of $18,750. (b) You shall be entitled to a bonus of 1.5% of Liberty's fiscal year 1999 pretax earnings (before bonus) in excess of $3 million.

If the foregoing is acceptable to you, please indicate your agreement by signing a copy of this letter agreement and returning it to the undersigned.

                                            Very truly yours,



                                            /s/ Steven J. Lee
                                            ------------------------------------
                                            Steven J. Lee
                                            Chairman and Chief Executive Officer

ACCEPTED AND AGREED TO:



/s/ Mark A. Libratore
---------------------------
Mark A. Libratore